SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         November 30, 2004
                                                --------------------------------

Commission        Registrant, State of Incorporation,         I.R.S. Employer
File Number       Address and Telephone Number                Identification No.

1-5072            Savannah Electric and Power Company         58-0418070
                  (A Georgia Corporation)
                  600 East Bay Street
                  Savannah, Georgia 31401
                  (912) 644-7171

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01     Other Events.

         On November 30, 2004, Savannah Electric and Power Company ("Savannah Electric") filed a traditional one-year rate case with the Georgia Public Service Commission ("GPSC") requesting a $23.2 million (or 6.7 percent) increase in retail revenues, effective January 1, 2005. The requested increase is based on a future test year ending December 31, 2005 and a proposed retail return on common equity of 12.5 percent. As an alternative, Savannah Electric has also included in its request a three-year rate plan that is based on the same test year and proposed retail return on common equity.

         The increase in retail revenues is being requested to cover Savannah Electric's investment in the new Plant McIntosh Combined Cycle Units 10 and 11; increasing operating and maintenance expenses; and continued investment in generation, transmission and distribution facilities to support growth and ensure reliability. The increase also includes recognition on an annual basis of the $3.8 million of Plant Wansley purchased power expenses which were excluded by the GPSC from Savannah Electric's last rate case and subsequently were subject to deferral through a GPSC accounting order issued in December 2002.

         Savannah Electric expects the GPSC to issue a final order in this matter during May 2005. The final outcome of this matter cannot now be determined.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 30, 2004              SAVANNAH ELECTRIC AND POWER COMPANY



                                        By   /s/Wayne Boston
                                               Wayne Boston
                                           Assistant Secretary